Exhibit 23.3

January 7, 2024

To: Pheton Holdings Ltd (the “Company”)

89 Nexus Way, Camana Bay,

Grand Cayman, KY1-9009,

Cayman Islands

Ladies and Gentlemen:

We hereby consent to the reference of our opinions in relation to PRC legal matters in this Registration Statement on Form F-1 of Pheton Holdings Ltd, which appears in this Registration Statement. We also consent to the reference to us under the heading “Legal Matters” in such Registration Statement.

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Signature Page of Consent Letter

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng